UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 below with respect to the Credit Agreement (as defined below) is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below with respect to the Notes and the Indenture (each as defined below) is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01 Other Events.

As previously disclosed, on December 6, 2021, Ecolab Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC as representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500 million aggregate principal amount of its 0.900% Notes due 2023 (the “2023 Notes”), $500 million aggregate principal amount of its 1.650% Notes due 2027 (the “2027 Notes”), $650,000,000 aggregate principal amount of its 2.125% Notes due 2032 (the “2032 Notes”) and $850,000,000 aggregate principal amount of its 2.700% Notes due 2051 (the “2051 Notes” and, together with the 2023 Notes, the 2027 Notes and the 2032 Notes, the “Notes”).

On December 15, 2021, the Company completed the offering of the Notes, and the Notes were issued pursuant to the Indenture (the “Base Indenture”), dated January 12, 2015, between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as amended by the Eleventh Supplemental Indenture, dated December 15, 2021 (the “Eleventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The 2023 Notes, 2027 Notes, 2032 Notes and the 2051 Notes are separate series of debt securities under the Indenture. The Company used the net proceeds from the sale of the Notes, together with borrowings under its commercial paper program, to repay the Acquisition Borrowings (as defined below).

The 2023 Notes bear interest at a rate of 0.900% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2022. The 2023 Notes will mature on December 15, 2023 and are redeemable at the Company’s option, in whole at any time or in part from time to time, at the redemption prices specified in the Indenture.

The 2027 Notes bear interest at a rate of 1.650% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2022. The 2027 Notes will mature on February 1, 2027 and are redeemable at the Company’s option, in whole at any time or in part from time to time, at the redemption prices specified in the Indenture.

The 2032 Notes bear interest at a rate of 2.125% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2022. The 2032 Notes will mature on February 1, 2032 and are redeemable at the Company’s option, in whole at any time or in part from time to time, at the redemption prices specified in the Indenture.

The 2051 Notes bear interest at a rate of 2.700% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2022. The 2051 Notes will mature on December 15, 2051 and are redeemable at the Company’s option, in whole at any time or in part from time to time, at the redemption prices specified in the Indenture.

Upon the occurrence of certain change of control events with respect to the Notes of a series as described in the Indenture, the Company will be required to offer to repurchase the Notes of such series at a price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture contains covenants that limit, among other things, the ability of the Company and its subsidiaries to incur liens on certain properties to secure debt, to engage in sale and leaseback transactions and to transfer certain property, stock or debt of any restricted subsidiary to any unrestricted subsidiary (each as defined in the Indenture).

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-249740) (the “Registration Statement”) under the Securities Act of 1933 which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on October 30, 2020. The Company has filed with the SEC a prospectus supplement, dated December 6, 2021, together with the accompanying prospectus, dated October 30, 2020, relating to the offering and sale of the Notes.

The above description of the Underwriting Agreement, the Base Indenture, the Eleventh Supplemental Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture, the Eleventh Supplemental Indenture, the form of 0.900% Notes due 2023, the form of 1.650% Notes due 2027, the form of 2.125% Notes due 2032, and the form of 2.700% Notes due 2051, each of which is incorporated herein by reference and which are included in this Current Report on Form 8-K as Exhibits (1.1), (4.1), (4.2), (4.3), (4.4), (4.5) and (4.6), respectively.

Term Credit Agreement

As previously disclosed, on December 1, 2021, the Company completed the acquisition (the “Purolite Acquisition”) of the shares of the subsidiaries and certain other affiliated entities of Purolite Corporation, a Delaware corporation (“Purolite”), and substantially all of Purolite’s assets used or held for use in connection with its filtration and purification resins business, pursuant to the Stock and Asset Purchase Agreement, dated October 28, 2021, by and among the Company, Purolite, Stefan E. Brodie and Don B. Brodie, and Stefan E. Brodie, solely in his capacity as the representative of the sellers, for a purchase price of $3.7 billion, subject to certain adjustments. The purchase price and transaction expenses were funded with the Acquisition Borrowings (defined below) and cash on hand.

As previously disclosed, on November 19, 2021, the Company, as borrower, entered into the term credit agreement (the “Credit Agreement”) with various financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent, providing for a $3.0 billion unsecured committed delayed draw term loan credit facility. The proceeds of loans under the Credit Agreement were to be used to (a) pay a portion of the consideration for the Purolite Acquisition, and (b) pay fees, costs and expenses incurred in connection with such acquisition and the transactions contemplated by the Credit Agreement. On November 30, 2021, the Company borrowed $3.0 billion under the Credit Agreement (the “Acquisition Borrowings”). On December 15, 2021, the Company repaid the Acquisition Borrowings using the net proceeds from the sale of the Notes, together with borrowings under the Company’s commercial paper program and cash on hand, following which, the Credit Agreement was effectively terminated.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description	Method of Filing

(1.1)

Underwriting Agreement, dated as of December 6, 2021, by and among Ecolab Inc. and J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

Incorporated by reference to the Current Report on Form 8-K filed by Ecolab Inc. with the SEC on December 10, 2021.

(4.1)	Indenture, dated January 12, 2015, between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association).	Incorporated by reference to the Current Report on Form 8-K filed by Ecolab Inc. with the SEC on January 15, 2015.

(4.2)	Eleventh Supplemental Indenture, dated as of December 15, 2021, between Ecolab Inc. and Computershare Trust Company, N.A.	Filed herewith electronically.

(4.3)	Form of 0.900% Notes due 2023.	Included in Exhibit (4.2) above.

(4.4)	Form of 1.650% Notes due 2027.	Included in Exhibit (4.2) above.

(4.5)	Form of 2.125% Notes due 2032.	Included in Exhibit (4.2) above.

(4.6)	Form of 2.700% Notes due 2051.	Included in Exhibit (4.2) above.

(5.1)	Opinion of Jones Day.	Filed herewith electronically.

(23.1)	Consent of Jones Day.	Included in Exhibit (5.1) above.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 15, 2021	By:	/s/ David F. Duvick
Name: David F. Duvick
Title: Assistant Secretary